Exhibit  1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Repackaged GE Global Insurance Floating Rate Trust Certificates, Series 2002-1
*CUSIP:   76027X AA 4

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending August 11, 2004.

INTEREST ACCOUNT
----------------


Balance as of     May 15, 2004.....                                      $0.00
        Swap Receipt Amount.....                                         $0.00
        Scheduled Income received on securities.....                     $0.00
        Unscheduled Income received on securities.....                   $0.00

LESS:
        Swap Distribution Amount.....                                   -$0.00
        Distribution to Holders.....                                    -$0.00
        Distribution to Depositor.....                                  -$0.00
        Distribution to Trustee.....                                    -$0.00
Balance as of     August 11, 2004.....                                   $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of     May 15, 2004.....                                      $0.00
        Scheduled principal payment received on securities.....          $0.00
        Principal amount of Underlying Securities held for the  $12,000,000.00 benefit of the Holders.....


LESS:
        8/11/2004 - Distribution in-kind of $12,000,000        -$12,000,000.00
        principal amount of securities to Holders.....
Balance as of     August 11, 2004.....                                   $0.00








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                UNDERLYING SECURITIES HELD AS OF   August 11, 2004

           Principal
            Amount                              Title of Security
           -----------                          -----------------
                 $0.00 GE Global Insurance Holding Corporation, 7% Notes due February 15, 2026
                            *CUSIP:    36158FAA8

             CREDIT SUPPORT AS OF   August 11, 2004

                 None.


Effective with the completion of the distributions described above and the execution of the Consent and Termination Agreement, dated as of August 11, 2004, the Certificates are null and void, the Swap Agreement is terminated with no termination payments owing by either party and the Repackaged GE Global Insurance Floating Rate Trust Certificates, Series 2002-1 Trust is terminated.

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.



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